Exhibit 99.1

Company Contact: Bradley E. Larson Chief Executive Officer www.readymixinc.com	Investor Contact: Neil Berkman Associates (310) 826-5051 info@BerkmanAssociates.com
FOR IMMEDIATE RELEASE
Ready Mix, Inc. Reports Third Quarter Results
     LAS VEGAS, NEVADA, November 12, 2008 . . . READY MIX, INC. (RMI) (AMEX:RMX) today announced financial results for the third quarter and first nine months of 2008.
Third Quarter Results
     For the three months ended September 30, 2008, revenue decreased 14.4% to $16.4 million, compared to revenue of $19.1 million for the third quarter of 2007. Cubic yards of concrete sold decreased 8.9% for this year’s third quarter compared to the same period of 2007, while average unit sales price decreased 6.5%.
     Gross profit decreased to $0.02 million, or 0.1% of revenue, compared to gross profit of $1.1 million, or 5.8% of revenue, a year earlier.
     General and administrative expenses decreased 10.2% to $1.0 million, compared to G&A expenses of $1.2 million for the third quarter of 2007.
     The net loss for the third quarter of 2008 was $0.6 million, or $0.16 per basic and diluted share. This compares to net income for the third quarter of 2007 of $0.1 million, or $0.02 per basic and diluted share.
     “Our third quarter financial results reflect the continuing slump in residential construction in the metropolitan areas of Las Vegas, Nevada and Phoenix, Arizona. The outlook for residential construction in our market remains cloudy. Accordingly, we have redoubled our efforts to reduce costs, including reductions in personnel and overtime and implementation of a fuel surcharge, while enhancing our ability to serve our customers and respond to new business opportunities. We also remain alert to the possibility that scarce credit may affect demand for our ready mix products in the non-residential construction sector, which has held up extraordinarily well so far in this cycle,” said Chief Executive Officer Bradley Larson.
Nine Months Results
     For the nine months ended September 30, 2008, revenue decreased 20.6% to $49.2 million, compared to revenue of $62.0 million for the first nine months of 2007. Cubic yards of concrete sold decreased 15.4% for this year’s first nine months compared to the same period of 2007, while average unit sales price decreased 5.9%.
     Gross profit decreased to $0.3 million, or 0.6% of revenue, compared to gross profit of $5.6 million, or 9.0% of revenue, a year earlier.
     The net loss for the first nine months of 2008 was $1.7 million, or $0.45 per basic and diluted share. This compares to net income for the first nine months of 2007 of $1.6 million, or $0.41 per basic and diluted share.
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4602 East Thomas Road • Phoenix, Arizona 85018 • (602) 957-2722 • Fax (602) 522-1911

Ready Mix, Inc. Reports Third Quarter Results
November 12, 2008
Page Two
Balance Sheet Highlights
     At September 30, 2008, Ready Mix, Inc. reported working capital of approximately $10.6 million, including cash and cash equivalents of $5.6 million, a current ratio of approximately 2.3, and total stockholders’ equity of $27.6 million, or approximately $7.25 per outstanding share. At December 31, 2007, Ready Mix, Inc. reported working capital of approximately $11.8 million, including cash and cash equivalents of $9.2 million, a current ratio of approximately 2.5, and total stockholders’ equity of $29.2 million, or approximately $7.67 per outstanding share.
Conference Call
     Ready Mix, Inc. has scheduled a conference call today at 10:00 a.m. EST. To participate in the call, dial (212) 231-2905 and ask for the Ready Mix conference call, reservation #21397155. A simultaneous webcast of the conference call may be accessed online at the Investor Information link of www.readymixinc.com. A replay will be available after 12:00 p.m. EST at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21397155 after 12:00 p.m. EST.
About Ready Mix, Inc.
     Ready Mix, Inc. (RMI) has provided ready-mix concrete products to the construction industry since 1997. RMI currently operates four ready-mix concrete plants in the metropolitan Phoenix, Arizona area, three plants in the metropolitan Las Vegas, Nevada area, and one plant in Moapa, Nevada. RMI also operates two sand and gravel crushing and screening facilities near Las Vegas, Nevada, which provide raw materials for its Las Vegas and Moapa concrete plants.
Forward-Looking Statements
     The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; acquisition and location development risks; potential environmental and other liabilities; and other factors affecting the construction industry generally. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2007, and other subsequent filings by the Company with the Securities and Exchange Commission.
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READY MIX, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue:
Revenue	$16,088,023	$18,705,892	$48,683,689	$60,520,249
Revenue — related parties	264,632	387,221	529,674	1,438,142

Total revenue	16,352,655	19,093,113	49,213,363	61,958,391

Cost of revenue	16,329,953	17,978,564	48,909,838	56,385,409

Gross profit	22,702	1,114,549	303,525	5,572,982

General and administrative expenses	1,037,471	1,155,825	3,128,390	3,464,346

Income (loss) from operations	(1,014,769)	(41,276)	(2,824,865)	2,108,636

Other income (expense):
Interest income	31,136	100,461	135,834	284,252
Interest expense	(27,094)	(28,638)	(81,983)	(109,596)
Other income	61,431	87,550	74,873	228,200

	65,473	159,373	128,724	402,856

Income (loss) before income taxes	(949,296)	118,097	(2,696,141)	2,511,492

Income tax benefit (expense)	341,747	(60,349)	970,611	(957,639)

Net income (loss)	$(607,549)	$57,748	$(1,725,530)	$1,553,853

Net income (loss) per common share
Basic	$(0.16)	$0.02	$(0.45)	$0.41

Diluted	$(0.16)	$0.02	$(0.45)	$0.41

Basic weighted average common shares outstanding	3,809,500	3,808,848	3,809,500	3,807,949

Diluted weighted average common shares outstanding	3,809,500	3,832,343	3,809,500	3,827,344

READY MIX, INC.
CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets:

Current assets:
Cash and cash equivalents	$5,632,788	$9,157,868
Accounts receivable, net	9,216,582	7,892,523
Inventory	1,687,299	1,151,926
Prepaid expenses	905,562	1,156,086
Due from affiliate	—	37,859
Income tax receivable	939,619	—
Deferred tax asset	389,741	359,396

Total current assets	18,771,591	19,755,658

Property and equipment, net	24,708,480	26,347,234
Refundable deposits	144,416	176,188

Total assets	$43,624,487	$46,279,080

Liabilities and stockholders’ equity:

Current liabilities:
Accounts payable	$3,338,638	$3,888,856
Accrued liabilities	1,582,316	2,023,403
Notes payable	3,247,891	2,019,192
Obligations under capital leases	—	4,634
Due to affiliate	26,704	—
Income tax payable	—	11,738

Total current liabilities	8,195,549	7,947,823

Notes payable, less current portion	6,500,670	7,821,295
Deferred tax liability	1,290,823	1,290,823

Total liabilities	15,987,042	17,059,941

Commitments and contingencies

Stockholders’ equity:
Preferred stock — $.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock — $.001 par value; 15,000,000 shares authorized, 3,809,500 issued and outstanding	3,810	3,810
Additional paid – in capital	18,334,807	18,190,971
Retained earnings	9,298,828	11,024,358

Total stockholders’ equity	27,637,445	29,219,139

Total liabilities and stockholders’ equity	$43,624,487	$46,279,080